UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

August 7, 2012

Date of Report (Date of Earliest Event Reported)

HEWLETT-PACKARD COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	1-4423	94-1081436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3000 HANOVER STREET, PALO ALTO, CA	94304
(Address of principal executive offices)	(Zip code)

(650) 857-1501

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06.              Material Impairments.

In connection with a review of the potential impact on the carrying values of its long-lived assets within its Services segment from, among other things, the recent trading values of its stock, market conditions and business trends within that segment, on August 7, 2012, Hewlett-Packard Company (“HP”) reached a preliminary conclusion that it expects to record a pre-tax charge for the impairment of goodwill within its Services segment of approximately $8.0 billion in the third quarter of its 2012 fiscal year.  HP does not expect the estimated impairment charge to result in any future cash expenditures.

Item 7.01.              Regulation FD Disclosure.

On August 8, 2012, HP issued a press release announcing the expected impairment charge discussed under Item 2.06 above, the departure of an executive officer discussed under Item 8.01 below, an updated estimate of the amount of the restructuring charge it expects to record in its third fiscal quarter in connection with the restructuring announced on May 23, 2012, and updates to its earnings per share outlook for that third fiscal quarter.  The text of this press release is furnished herewith as Exhibit 99.1.  The information in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended.

To supplement HP’s historical and forecasted financial results presented on a GAAP basis, HP provides non-GAAP diluted earnings per share. Non-GAAP diluted earnings per share is defined to exclude the effects of any amortization or impairment of purchased intangible assets, impairment of goodwill, restructuring charges and acquisition-related charges recorded during the relevant period. In addition, non-GAAP diluted earnings per share is adjusted by the amount of additional taxes or tax benefit associated with each non-GAAP item. HP’s management uses non-GAAP diluted earnings per share for purposes of evaluating and forecasting HP’s financial performance. HP believes that providing non-GAAP diluted earnings per share to investors in addition to the related GAAP measure provides investors with greater transparency to the information used by HP’s management in its financial and operational decision-making and allows investors to see HP’s results “through the eyes” of management. Non-GAAP diluted earnings per share may have limitations as an analytical tool, and this additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for diluted earnings per share prepared in accordance with GAAP.

Item 8.01.              Other Events.

On August 8, 2012, HP announced that Giovanni G. Visentin had ceased serving as HP’s Executive Vice President and General Manager, Enterprise Services.

Item 9.01.              Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Press release, dated August 8, 2012, entitled “HP Announces Organizational Changes for Enterprise Services” (furnished herewith).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEWLETT-PACKARD COMPANY

DATE: August 8, 2012	By:	/s/ John F. Schultz
	Name:	John F. Schultz
	Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release, dated August 8, 2012, entitled “HP Announces Organizational Changes for Enterprise Services” (furnished herewith).